Exhibit 99.1

NuStar Investor Presentation December 2012

Statements contained in this presentation that state management’s expectations or predictions of the future are forward-looking statements as defined by federal securities law. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this presentation. These forward-looking statements can generally be identified by the words "anticipates," "believes," "expects," "plans," "intends," "estimates," "forecasts," "budgets," "projects," "could," "should," "may" and similar expressions. These statements reflect our current views with regard to future events and are subject to various risks, uncertainties and assumptions. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s respective annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on NuStar’s websites at www.nustarenergy.com and www.nustargpholdings.com. We use non-generally accepted accounting principles (“non-GAAP”) financial measures in this presentation, and our reconciliations of non-GAAP financial measures to our GAAP financial statements are located in the appendix to this presentation. These non-GAAP measures should not be considered an alternative to GAAP financial measures. Forward Looking Statements 2

NuStar Overview 3

NuStar Energy L.P. (NYSE: NS) is a publicly traded partnership with a market capitalization of approximately $3.6 billion and an enterprise value of approximately $5.5 billion NuStar GP Holdings, LLC (NYSE: NSH) holds the 2% general partner interest, incentive distribution rights and 13.2% of the common units in NuStar Energy L.P. NSH has a market capitalization of around $1.2 billion Two Publicly Traded Companies NS NSH IPO Date 4/16/2001 7/19/2006 Unit Price (11/30/12) $45.84 $27.98 Annualized Distribution/Unit $4.38 $2.18 Yield (11/30/12) 9.55% 7.79% Market Capitalization $3,570 million $1,192 million Enterprise Value $5,499 million $1,210 million Credit Ratings – Moody’s Baa3/Under Review n/a S&P BB+/Stable n/a Fitch BB/Stable n/a 81.8% Membership Interest 84.9% L.P. Interest Public Unitholders 34.8 Million NSH Units Public Unitholders 67.4 Million NS Units 18.2% Membership Interest 2.0% G.P. Interest 13.2% L.P. Interest Incentive Distribution Rights William E. Greehey 7.8 Million NSH Units NYSE: NSH NYSE: NS 4

Large and Diverse Geographic Footprint with Assets in Key Locations Asset Stats: Operations in the U.S., Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, the United Kingdom and Turkey. Own 82 terminal and storage facilities Approximately 94 million barrels of storage capacity 8,433 miles of crude oil and refined product pipelines 50% interest in two asphalt refineries with a combined throughput capacity of 104,000 barrels per day 5

Percentage of Full Year 2011 Segment Operating Income Approximately 80% of NuStar Energy’s 2011 segment operating income came from fee-based transportation and storage segments With the sale of 50% of asphalt operations a larger % of future segment operating income should come from fee-based transportation and storage segments Storage: 46% Transportation: 34% Refined Product Terminals Crude Oil Storage Refined Product Pipelines* Crude Oil Pipelines Asphalt & Fuels Marketing: 20% Asphalt Operations No longer part of segment effective 9/28/12 Fuels Marketing Operations Product Supply, Crude Oil Trading, Bunkering and Fuel Oil Marketing San Antonio Refinery Diversified Operations from Three Business Segments * Includes primarily distillates, gasoline, propane, jet fuel, ammonia and other light products. Does not include natural gas. 6 46% 34% 20%

Current NuStar Senior Note Structure 7 NuStar Logistics, L.P. $230 Million 6.05% Notes (Mature March 2013) $350 Million 7.65% Notes (Mature April 2018) $450 Million 4.80% Notes (Mature September 2020) $250 Million 4.75% Notes (Mature February 2022) NuStar Pipeline Operating Partnership L.P. $250 Million 5.875% Notes (Mature June 2013) Guarantee Guarantee Cross-Company Guarantee

Asphalt & Fuels Marketing Segment Overview 8

Asphalt & Fuels Marketing Segment Volatility should be Reduced due to Less Refining Exposure 9 Effective Sept. 28th, 2012 Asphalt operations results deconsolidated from NuStar’s results as a result of setting up Asphalt JV Transaction provided NuStar with around $400 million in cash proceeds that were used to delever Segment projected to generate $10 to $30 million EBITDA loss in 2012 (excluding asset and goodwill impairment) After expected sale of San Antonio refinery only Fuels Marketing operations will remain in segment Fuels Marketing operations should generate $40 to $60 million of EBITDA in 2013 and 2014 1 1 – Please see slide 31 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 1

Storage Segment Overview 10

Storage Segment EBITDA ($ in Millions) Expect EBITDA to continue to Grow in Storage Segment but at a Slower Rate than in Past 11 $301 to $311 $301 to $311 $311 to $341 Note: Guidance for 2013 is comparable to 2012 however, based on current forward pricing curve 2013 LLS to WTI spread is projected to be $13 per barrel. An LLS to WTI spread of this magnitude would increase 2013 EBITDA by almost $17 million. 1 1 – Please see slide 29 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 2006 2007 2008 2009 2010 2011 2012 Est. 2013 Est. 2014 Est. $162 $177 $208 $242 $256 $281 $281 $281 $281 +$20 to $30 +$20 to $30 +$20 to $30 +$10 to $30 2014 Guidance 2013 Guidance (See Note Below) 2012 Guidance Historical EBITDA

Close to completing construction of new distillate tanks at our St. Eustatius terminal Constructing one million barrels of new storage for distillate service Customer is a large national oil company Projected cost around $60 million Expected to generate EBITDA of around $10 million per year Expected in-service 1st quarter 2013 Continue to evaluate another major expansion project at St. Eustatius Could be a 2 to 4 million barrel expansion Majority of spending would occur in 2014 and 2015 Not included in 2013 & 2014 guidance 12 St. Eustatius Terminal 1 1 – Please see slide 29 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

Storage expansion continues at our St. James, Louisiana Terminal Currently have 8 million barrels of storage capacity at St. James 1.4 million barrels of additional storage should be completed by the 1st quarter of 2014 700,000 barrels projected to be completed in January 2013 Additional 700,000 barrels projected to be completed in 1st quarter 2014 Project costs estimated at about $45 million EBITDA projected to be approximately $8 million per year In discussions with major oil companies about additional expansion opportunities St. James Terminal 13 1 1 – Please see slide 29 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

Potential 2nd St. James Unit Train Project Possible commitments from third parties would support the construction of 2nd unit train unloading facility at our St. James Terminal that is similar to our current rail facility Project may also include a Marine Vapor Destruction Unit that allows for loading crude on ships at the terminal Estimated project costs around $55 million Could be in-service by end of 3rd quarter of 2013 Annual EBITDA estimated in the $15 to $20 million range 14 1 1 – Please see slide 29 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

Transportation Segment Overview 15

Transportation Segment EBITDA ($ in Millions) Growth in Eagle Ford Shale should lead to future growth in Transportation Segment EBITDA 16 1 1 – Please see slide 30 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 2006 2007 2008 2009 2010 2011 2012 Est. 2013 Est. 2014 Est. $170 $176 $186 $190 $199 $197 $197 $197 $197 $10 to $20 +$10 to $20 +$10 to $20 +$70 to $90 +$70 to $90 +$100 to $120 2014 Guidance 2013 Guidance 2012 Guidance Historical EBITDA $207 to $217 $277 to $307 $377 to $427

NuStar was the first mover of Eagle Ford Shale crude oil by pipeline Projects completed include three pipeline reversals/connections and the Valero pipeline construction project Total capital spent to date around $150 million Should generate EBITDA of around $30 million 1 – Please see slide 30 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 17 NuStar has now Completed Four Internal Growth Projects in the Eagle Ford Shale 17 1

NuStar will construct a 100M barrel terminal facility, truck offloading facilities and a pipeline connection to NuStar’s existing 12” Pettus line 12” Pettus line will connect to NuStar’s Three Rivers to Corpus 16” line giving ConocoPhillips the ability to move Eagle Ford production to Corpus Christi Capacity of 12” Pettus line 100MBPD Agreement provides ConocoPhillips with 30 to 60 MBPD of shipping capacity Projected completion 4th quarter 2013 Dock expansion at Corpus Christi North Beach Terminal will give ConocoPhillips and other customers more options to move Eagle Ford crude Projected completion 1st quarter 2014 Total NuStar spending should be $100 to $120 million Should generate about $15 million of annual EBITDA 10-year take or pay agreement supports this project Small benefit in 2013 but majority in 2014 and thereafter 1 – Please see slide 30 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 12 In Mid-November Signed an Agreement with ConocoPhillips to Further Expand Capacity in Eagle Ford Shale 18 1

TexStar Asset Acquisition allows NuStar to become one of the Largest Players in the Eagle Ford Shale 19 Further integrates NuStar with producers and marketers of Eagle Ford Shale crude oil Provides NuStar with access to dedicated production acreage Gives NuStar access to dedicated Y-Grade production in the Pettus, TX area Production will be shipped on and fractionated by assets purchased from TexStar Production will also be shipped on NuStar’s Corpus to Houston 12” pipeline Provides Eagle Ford Shale crude oil producers and gas processing plants the ability to move production to Corpus Christi and Mont Belvieu markets Crude oil producers also have access to NuStar’s Corpus Christi storage and dock space that can be utilized for shipments to other markets NuStar takes on no commodity or margin risk as a result of this transaction

Transaction should Close in Two Separate Transactions 20 Closing for Crude Oil pipeline, gathering and storage assets expected to occur by year-end Purchase Price around $325 million 5-year take or pay contracts with various producers and marketers support around 90% of these throughputs Closing for NGL assets, which include a Y-Grade pipeline and two dismantled fractionators with a combined capacity of 57MBPD, expected to occur in 1st quarter 2013 Purchase Price around $100 million Will not close without executed take or pay agreements for transportation and fractionation services

NuStar’s Eagle Ford Shale Pipeline System by the end of 2014 21

Niobrara Falls Project Update 22 Initial Open Season Oct. 15, 2012 through Nov. 15, 2012 Season extended to Dec. 14th, 2012 24 confidentiality agreements received to date Majority of current interest centers around Permian Basin and Granite Wash crudes Minimal capital cost associated with reversing 14” line to meet demand Interest from Niobrara Shale play could increase as additional production comes on-line in future years Project not included in 2013 & 2014 guidance 10” 10” 14”

Financial Overview 23

Debt Maturity Profile Debt structure approximately 80% fixed rate – 20% variable rate Debt Maturities as of September 30, 2012 (Millions $) 24 $0 $250 $500 $750 $1,000 2012 2013 2017 2018 2020 2022 2038-2041 $480 $350 $450 $250 $34 Misc. Note UK Term Loan GO Zone Financing Senior Public Notes Revolver $35 $365 $1 $64

Significant Capital Financing Requirements in 2012 and 2013 (Dollars in Millions) 25 2009 2010 2011 2012 Forecast 2013 Forecast $164 $219 $294 $415 $625 $43 $94 $325 $100 2009 - 2013 Internal Growth & Acquisition Spending Internal Growth Acquistions $262 $388 $740 $725

Financing Plan for TexStar Acquisition 26 Plan to finance $325 to $425 million acquisition price via borrowings under our revolver and junior subordinated notes Expect to receive 100% equity credit under our bank facility and partial equity credit from rating agencies for junior subordinated notes Timing of junior subordinated notes financing dependent on closing of the TexStar transaction and market conditions Currently have availability under our revolver that could be accessed if needed May consider second junior subordinated notes issuance in the last half of 2013 to finance the majority of the capital spending associated with the acquisition No current plans to issue common equity to finance acquisition

Other Financings for Remainder of 2012 and 2013 27 Plan to refinance 21 million pound UK Term Loan maturing in December 2012 $230 Million bond matures in March 2013; $250 million bond matures in June 2013 Plan to pay off March 2013 maturity with the Revolver and issue $500 million in bonds in June 2013 pending market conditions

28 Appendix

NuStar

Reconciliation of Non-GAAP Financial Information: Storage Segment

(Unaudited, Dollars in Thousands)

NuStar Energy L.P. utilizes a financial measure, EBITDA, that is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare partnership performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets. EBITDA is not intended nor presented as an alternative to net income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

EBITDA in the following reconciliations relate to our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of operating income to EBITDA for the Storage Segment:

	Year Ended December 31,					
	2006	2007	2008	2009	2010	2011
Operating income	$ 108,486	$ 114,635	$ 141,079	$ 171,245	$ 178,947	$ 193,395
Plus depreciation and amortization expense	53,121	62,317	66,706	70,888	77,071	87,737
EBITDA	**$ 161,607**	**$ 176,952**	**$ 207,785**	**$ 242,133**	**$ 256,018**	**$ 281,132**

The following is a reconciliation of projected operating income to projected EBITDA for the Storage Segment:

	Year Ended December 31,		
	2012	2013 (1)	2014
Projected operating income range	$ 211,000 - 216,000	$ 203,000 - 223,000	$ 213,000 - 236,000
Plus projected depreciation and amortization expense range	90,000 - 95,000	98,000 - 105,000	98,000 - 105,000
Projected EBITDA range	$ 301,000 - 311,000	$ 301,000 - 328,000	$ 311,000 - 341,000

(1) The year ended December 31, 2013 includes $17 million of EBITDA and operating income related to the impact from an LLS to WTI spread.

The following are reconciliations of projected annual operating income to projected annual EBITDA for certain projects in our storage segment related to our internal growth program:

	St. Eustatius Distillate Project	St. James, LA Terminal Expansion Project Phase 2	St. James, LA 2nd Unit Train Unloading Facility Project
Projected annual operating income range	$ 8,000 - 7,000	$ 7,000 - 6,000	$ 14,000 - 17,000
Plus projected annual depreciation and amortization expense range	2,000 - 3,000	1,000 - 2,000	1,000 - 3,000
Projected annual EBITDA	$ 10,000	$ 8,000	$ 15,000 - 20,000

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NuStar

Reconciliation of Non-GAAP Financial Information: Transportation Segment

(Unaudited, Dollars in Thousands)

NuStar Energy L.P. utilizes a financial measure, EBITDA, that is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare partnership performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets. EBITDA is not intended nor presented as an alternative to net income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

EBITDA in the following reconciliations relate to our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of operating income to EBITDA for the Transportation Segment:

	Year Ended December 31,					
	2006	2007	2008	2009	2010	2011
Operating income	$ 122,714	$ 126,508	$ 135,086	$ 139,869	$ 148,571	$ 145,613
Plus depreciation and amortization expense	47,145	49,946	50,749	50,528	50,617	51,175
EBITDA	$ 169,859	$ 176,454	$ 185,835	$ 190,397	$ 199,188	$ 196,788

The following is a reconciliation of projected operating income to projected EBITDA for the Transportation Segment:

	Year Ended December 31,		
	2012	2013	2014
Projected operating income range	$ 155,000 - 162,000	$ 207,000 - 232,000	$ 297,000 - 342,000
Plus projected depreciation and amortization expense range	52,000 - 55,000	70,000 - 75,000	80,000 - 85,000
Projected EBITDA range	$ 207,000 - 217,000	$ 277,000 - 307,000	$ 377,000 - 427,000

The following are reconciliations of projected annual operating income to projected annual EBITDA for certain projects in our transportation segment related to our internal growth program:

	Completed Eagle Ford Expansion Projects	ConocoPhillips Eagle Ford Project
Projected annual operating income range	$ 26,000 - 25,000	$ 12,000 - 10,000
Plus projected annual depreciation and amortization expense range	4,000 - 5,000	3,000 - 5,000
Projected annual EBITDA	$ 30,000	$ 15,000

30

NuStar

Reconciliation of Non-GAAP Financial Information: Asphalt and Fuels Marketing Segment

(Unaudited, Dollars in Thousands)

NuStar Energy L.P. utilizes a financial measure, EBITDA, that is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare partnership performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets. EBITDA is not intended nor presented as an alternative to net income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

EBITDA in the following reconciliations relate to our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of projected incremental operating income to projected incremental EBITDA for the Asphalt and Fuels Marketing Segment:

	Years Ended December 31, 2013 and 2014
Projected operating income range	$ 40,000 - 59,500
Plus projected depreciation and amortization expense range	0 - 500
Projected annual EBITDA range	$ 40,000 - 60,000

The following is a reconciliation of projected operating loss range to projected EBITDA range for our Asphalt and Fuels Marketing Segment:

	Asphalt and Fuels Marketing Segment	Less Asset and Goowill Impairment Loss (1)	Adjusted Asphalt and Fuels Marketing Segment
Projected operating loss range	$ (286,000 - 316,000)	$ (266,000)	$ (20,000 - 50,000)
Plus projected depreciation and amortization expense range	10,000 - 20,000	-	10,000 - 20,000
Projected EBITDA range	$ (276,000 - 296,000)	$ (266,000)	$ (10,000 - 30,000)

(1) 2012 asset and goodwill impairment loss of $266 million related to asphalt operations.

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